EXHIBIT 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of Amendment No. 3 to Statement on Schedule 13D (including amendments thereto) with respect to the common shares of beneficial interest of Storage Trust Realty and further agree that this agreement be included as an exhibit to such filing. Each party to this agreement expressly authorizes each other party to file on its behalf any and all amendments to such Statement.

     In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 13th day of November, 1998.


                                         PUBLIC STORAGE, INC.


                                         By: /S/ DAVID GOLDBERG
                                             --------------------------
                                             David Goldberg
                                             Senior Vice President and
                                             General Counsel


                                         PS ORANGECO, INC.


                                         By:  /S/ DAVID GOLDBERG
                                             -----------------------------
                                             David Goldberg
                                             Vice President


                                         /S/ B. WAYNE HUGHES
                                         ------------------------------
                                         B. Wayne Hughes